UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36594	20-0141677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(Address of Principal Executive Offices)

(407) 246-8100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	XHR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item       5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2022, the Board of Directors (the “Board”) of Xenia Hotels & Resorts, Inc. (the “Company”) appointed Ms. Arlene Isaacs-Lowe to the Board, effective March 14, 2022. Ms. Isaacs-Lowe was also appointed as a member of the Nominating and Corporate Governance Committee effective as of such date. In connection with Ms. Isaacs-Lowe’s election as a director, the Board increased the size of the Board of Directors to ten members.

Ms. Isaacs-Lowe currently serves as Special Advisor to the executive leadership team of Moody’s Corporation (NYSE:MCO)("Moody’s"), an American business and financial services company and provider of financial analysis software and services. She expects to continue in this role until her planned retirement from Moody’s in June 2022. Prior to her role as Special Advisor, from April 2017 to June 2021, Ms. Isaacs-Lowe served as the Global Head of Corporate Social Responsibility (CSR) for Moody’s and as President of Moody’s Foundation during the same time frame. In that role, she championed the integration of environmental, social and governance (ESG) considerations across Moody’s to align with stakeholder capitalism and as drivers of long-term value. During her 24-year tenure with Moody’s, Ms. Isaacs-Lowe also served as the leader of Moody's Investor Service Commercial Group's relationship management team responsible for business development and account management efforts in Europe, the Middle East, and Africa. Prior to joining the Commercial Group in 2010, Ms. Isaacs-Lowe served as a Senior Vice President and a lead credit analyst in the Financial Institutions Group from 1998 to 2010. Prior to joining Moody’s, Ms. Isaacs-Lowe held positions with Equinox Realty Advisors, LLC, MetLife, and West World Holding, Inc.

Ms. Isaacs-Lowe currently serves as a non-executive director on the board of Compass PLC, a FTSE100 company and a leading provider of food and support services globally. She serves on the Audit, Remuneration, Nomination and Corporate Responsibility Committees for Compass PLC. Ms. Isaacs-Lowe also serves on the Advisory Board of Agbanga Karite, Inc. dba Alaffia. Alaffia is a social enterprise that produces award-winning, clean, and green skin care products with fair trade ingredients that support community empowerment projects in West Africa. Ms. Isaacs-Lowe received a degree in accounting from Howard University and holds an MBA, summa cum laude, from Fordham University. She is a member of the New York State Society of CPAs, the New York State Society of Security Analysts, and the CFA Institute.

Effective on March 14, 2022, Ms. Isaacs-Lowe will become eligible to receive the standard compensation provided by the Company to its other non-employee directors. Additionally, in connection with Ms. Isaacs-Lowe’s appointment to the Board, the Company and Ms. Isaacs-Lowe will enter into an indemnification agreement in substantially the same form as the agreements the Company has entered into with each of the other existing Board members, the form of which is disclosed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K, filed on March 1, 2022 and is incorporated by reference herein. Ms. Isaacs-Lowe is not a party to any arrangement or understanding with any person pursuant to which she was appointed as a member of the Board, nor is she a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.
On March 15, 2022, the Company issued a press release announcing Ms. Isaacs-Lowe’s appointment to the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item    9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release of Xenia Hotels & Resorts, Inc., dated as of March 15, 2022 (furnished pursuant to Item 5.02)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: March 15, 2022	By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President - General Counsel and Secretary

3